Exhibit 99.1

iAnthus Announces Extension of New Jersey Bridge Notes

NEW YORK, NY and TORONTO, ON – February 20, 2024 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces that the Company, along with its wholly-owned subsidiary, iAnthus New Jersey, LLC, has amended (the “Amendment”) the terms of the senior secured bridge notes issued on February 2, 2021 (the “Bridge Notes”) to certain related-party lenders (including funds managed by affiliates of Gotham Green Partners, LLC, Oasis Management Company, Ltd., and Senvest Management, LLC) and other third-party lenders (collectively, the “Lenders”). On February 2, 2024, in order to facilitate the Amendment, the parties agreed to a short-term extension of the maturity date from February 2, 2024, to February 16, 2024.

Pursuant to the Amendment, the maturity date of the Bridge Notes has been extended from February 16, 2024, to February 16, 2026, and the interest on the principal amount outstanding will remain the same, at a rate of twelve percent (12%) per annum, but interest accruing after February 16, 2024 will be payable in quarterly cash payments. In addition, the Amendment provides for an amendment fee (the “Amendment Fee”) equal to ten percent (10%) of the principal amount of the Bridge Notes as of the date of the Amendment, which will be satisfied through the issuance of common shares of the Company (“Common Shares”) at a price per share equal to the volume weighted average trading price of the Common Shares on the Canadian Securities Exchange for the twenty (20) consecutive trading days immediately prior to the Amendment. As of the date of the Amendment, the aggregate principal amount outstanding on the Bridge Notes is equal to approximately US$15.8 million. Lastly, the Company has agreed to utilize twenty-five (25%) of Non-Operational Cash Receipts in excess of US$5,000,000 to make payments towards the principal amount outstanding under the Bridge Notes, without penalty. For purposes of the Amendment, “Non-Operational Cash Receipts” means cash received by the Company which is not derived from the sale of cannabis products in the ordinary course of business of the Company, whether through retail, wholesale or otherwise.

“We are pleased with the terms of the Amendment because it allows the Company to continue to invest and expand within the State of New Jersey as planned, which is a key initiative for the Company in 2024,” said Richard Proud, Chief Executive Officer of the Company.

Gotham Green Partners, LLC, Oasis Management Company, Ltd. and Senvest Management, LLC may be considered “related parties” as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Accordingly, the Amendment, including issuance of the Common Shares to satisfy the Amendment Fee, may be a “related party transaction” as defined in MI 61-101. Such transaction is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 pursuant to sections 5.5(a) and 5.7(1)(a) of MI 61-101, as neither the fair market value of subject matter of, nor the fair market value of the consideration for, the transaction, exceeds 25% of the Company’s market capitalization. The Company did not file a material change report 21 days prior to the expected closing of the Amendment as the structure of the transaction had not been confirmed at that time.

The Common Shares issued in connection with the Amendment Fee will be issued pursuant to a prospectus and registration exemption under Canadian securities law and will be subject to a Canadian holding period expiring four months and a day from the date of issuance.

The Common Shares have not been, nor will they be, registered under the United States Securities Act of 1933 (the “Act”), as amended, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration under the Act or an applicable exemption from the registration requirements thereof. This news release will not constitute an offer to sell or the solicitation of an offer to buy the Common Shares or any other securities, nor will there be any sale by the Company of any such securities in any State in which such offer, solicitation or sale would be unlawful.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will”, “could”, “plan”, “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Amendment and the Bridge Notes, including the Company’s payment of interest on the Bridge Notes, the issuance of Common Shares in satisfaction of the Amendment Fee, and the use of Non-Operational Cash Receipts, and other statements relating to Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward- looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the United States Securities and Exchange Commission has reviewed, approved or disapproved the content of this news release.

Corporate/Media/Investors:

Philippe Faraut, Chief Financial Officer

iAnthus Capital Holdings, Inc.
214 King St. West, Suite 314, Toronto, ON M5H 3S6

1-646-518-9418

investors@ianthuscapital.com